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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2002

HOLLYWOOD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-21824 (Commission File Number)	93-0981138 (I.R.S. Employer Identification No.)
9275 SW Peyton Lane Wilsonville, Oregon (Address of principal executive offices)		97070 (Zip Code)

Registrant's telephone number, including area code: (503) 570-1600

No Change
(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

        On December 3, 2002, Hollywood Entertainment Corporation (the "Company") issued a press release announcing an increase in its guidance for its fourth quarter adjusted diluted earnings per share to between 38 cents and 40 cents a share on anticipated comparable store sales growth of 12%. The Company's press release is attached to this report as Exhibit 99.1 and is incorporated in this report by this reference.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.

  (c)
  Exhibits.

  99.1
  Press release dated December 3, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2002

Hollywood Entertainment Corporation
By:	/s/ DONALD J. EKMAN Donald J. Ekman Executive Vice President of Legal Affairs

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 9, 2002.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.
SIGNATURE
EXHIBIT INDEX